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                                                                    Exhibit 23.1


[COOPERS & LYBRAND LOGO]             Coopers & Lybrand L.L.P.


                                     a professional services firm






                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Forest City Enterprises, Inc. and subsidiaries on the Pre-effective Amendment No. 1 to Form S-3 of our report dated March 13, 1997, on our audits of the consolidated financial statements and financial statement schedules of Forest City Enterprises, Inc. and subsidiaries as of January 31, 1997 and 1996 and for the years ended January 31, 1997, 1996, and 1995. We also consent to the reference to our firm under the caption "Experts".


                                                  /s/ Coopers & Lybrand L.L.P.

                                                  COOPERS & LYBRAND L.L.P.


Cleveland, Ohio
February 25, 1998